CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.333-81601, 333-66128, 333-63364, 333-56588 and 333-118353) Form S-8 (No. 333-43550 and 333-51928) of Newtek Business Services, Inc. of our report dated March 30, 2005 relating to the financial statements and financial statement schedule, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 30, 2005